AMENDMENT TO
RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (“Amendment”) is made as of January 23, 2006, by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and Yakov Kogan (the “Executive”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Restricted Stock Agreement.

R E C I T A L S

WHEREAS, the Company and the Executive have entered into that certain Restricted Stock Agreement, dated as of July 5, 2003 (the “Restricted Stock Agreement”); and

WHEREAS, the Company and the Executive wish to amend and restate the definition of “Qualified Public Offering” in its entirety and make certain other changes to the Restricted Stock Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 6. The definition of “Qualified Public Offering” in Section 6 of the Restricted Stock Agreement is hereby amended and restated in its entirety to read as follows:

“Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock approved by the Board resulting in net proceeds to the Company of no less than $7.5 million.”

2. Section 7. The following portion of Section 7 of the Restricted Stock Agreement is hereby amended and restated in its entirety to read as follows:

“With a copy to:

Katten Muchin Rosenman
525 West Monroe Street
Chicago, Illinois 60661
Fax: (312) 577-8733
Tel: (312) 902-5520
Attn: Ram Padmanabhan, Esq.”

3. No Amendment or Waiver. The execution, delivery and effectiveness of this Amendment shall not constitute an amendment or waiver of any other provision of the Restricted Stock Agreement. The terms of the Restricted Stock Agreement not affected, modified or changed by this Amendment shall remain in full force and effect.

4. References. Each reference in the Restricted Stock Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Restricted Stock Agreement as amended hereby, and each reference to the Restricted Stock Agreement in any other document, instrument or agreement shall mean and be a reference to the Restricted Stock Agreement as amended hereby.

5. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Facsimile signatures shall be accepted as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have set their hands hereunder effective upon the date referenced-above.

THE COMPANY: Cleveland BioLabs, Inc., a Delaware corporation

By:	/s/ Michael Fonstein
Michael Fonstein President and Chief Executive Officer

THE EXECUTIVE:

By:	/s/ Yakov Kogan
Yakov Kogan